UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CVS Health Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts!
CVS HEALTH CORPORATION
2022 Annual Meeting
May 11, 2022 at 8:00 AM ET
www.virtualshareholdermeeting.com/CVS2022
Vote by May 10, 2022 at 11:59 PM ET

CVS HEALTH CORPORATION C/O EQUINITI SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945

D75526-P67248-Z81881

You invested in CVS HEALTH CORPORATION and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the annual meeting of stockholders to be held on May 11, 2022.

Get informed before you vote

View the Notice of 2022 Annual Meeting of Stockholders and Proxy Statement and 2021 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 27, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	We urge you to vote in advance, but you may also vote virtually at the Annual Meeting* May 11, 2022 8:00 AM, ET Virtually at: www.virtualshareholdermeeting.com/CVS2022

*	Please check the meeting materials for any special requirements for meeting attendance.
V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors
Nominees:
1a.	Fernando Aguirre	For
1b.	C. David Brown II	For
1c.	Alecia A. DeCoudreaux	For
1d.	Nancy-Ann M. DeParle	For
1e.	Roger N. Farah	For
1f.	Anne M. Finucane	For
1g.	Edward J. Ludwig	For
1h.	Karen S. Lynch	For
1i.	Jean-Pierre Millon	For
1j.	Mary L. Schapiro	For
1k.	William C. Weldon	For
2.	Ratification of the appointment of our independent registered public accounting firm for 2022.	For
3.	Say on Pay, a proposal to approve, on an advisory basis, the Company’s executive compensation.	For
4.	Stockholder proposal for reducing our ownership threshold to request a special stockholder meeting.	Against
5.	Stockholder proposal regarding our independent Board Chair.	Against
6.	Stockholder proposal on civil rights and non-discrimination audit focused on “non-diverse” employees.	Against
7.	Stockholder proposal requesting paid sick leave for all employees.	Against
8.	Stockholder proposal regarding a report on the public health costs of our food business to diversified portfolios.	Against
NOTE: In their discretion, the proxies may vote on such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

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